EXHIBIT 99.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Ventana Medical Systems, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Nicholas Malden, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Nicholas Malden
Name:	Nicholas Malden
Title:	Vice President, Chief Financial Officer and Secretary

Date:	March 14, 2003